UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 26, 2008

CHINA BIO-IMMUNITY CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road DD Port, Dalian People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 411 87407598

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 26, 2008, the Board of Directors (the “Board”) of China Bio-Immunity Corporation, a Nevada corporation (the “Company”) approved the adoption of restated bylaws for the Company (the “Restated Bylaws”) to replace the Company’s existing bylaws (the “Prior Bylaws”).  The Restated Bylaws generally have the effect of modernizing and updating the Prior Bylaws.  The Restated Bylaws include the following material changes to the Prior Bylaws:

•

Special Meetings – The Prior Bylaws provided that a special meeting of the stockholders could be called by the holders of at least 10% of all of the shares entitled to vote at such a meeting.  The Restated Bylaws now provide that a special meeting of the stockholders can be called by the holders of at least 20% of all of the shares entitled to vote at such a meeting.

•

Number of Directors – the Prior Bylaws provided that the Board of Directors of the Company shall consist of three to nine persons.  The Restated Bylaws provide that the Board of Directors of the Company shall consist of one to seven persons.

The foregoing description of the restated Bylaws of China Bio-Immunity Corporation does not purport to be complete and is qualified in its entirety by reference to the Bylaws of China Bio-Immunity Corporation, which is attached hereto as Exhibit 3.2 and is hereby incorporated by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. Description
3.2	Bylaws of China Bio-Immunity Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China Bio-Immunity Corporation (Registrant)

Date: November 5, 2008	/s/ Quanfeng Wang, Chief Executive Officer